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                                                                      Exhibit 99


[AVISTA CORP. LOGO]

                                                                    NEWS RELEASE
CONTACT: Media: Patrick Lynch 509-495-4246 email: plynch@avistacorp.com Investment Community: Ron Peterson 509-495-8045
                                  e-mail: rpeterson@avistacorp.com or
                                  Jon Eliassen 509-495-4347
                                  e-mail: jeliassen@avistacorp.com



                                                          FOR IMMEDIATE RELEASE:
                                                          June 14, 1999
                                                          1:33 p.m. PDT



AVISTA CORP. ANTICIPATES LOWER SECOND QUARTER EARNINGS
CONTINUED SOFT NATIONAL ENERGY MARKETS, LOSSES WITHIN ENERGY
MARKETING AND TRADING BUSINESS CAUSE COMPANY TO LOWER EXPECTATIONS;
POSITIVE RESULTS FROM AVISTA ENERGY EXPECTED FOR JUNE AND FOR REMAINDER OF 1999

SPOKANE, WASH.: Avista Corp. (NYSE:AVA) said today that its preliminary estimates indicate second quarter earnings per share will fall below securities analysts' current consensus second quarter estimate of $0.33 per share.

  Avista Corp. experienced losses through the first two months of the second quarter within Avista Energy, its national energy marketing and trading affiliate, said T.M Matthews, Avista Corp.'s board chairman, president and chief executive officer. Avista Energy results throughout the first half of 1999 have been affected by weak national energy prices, unfavorable weather issues in the Northwest and the lack of volatility within virtually all commodities. However, Matthews said he expects positive results from Avista Energy in June and for the remainder of 1999, based on full integration of Vitol Gas & Electric, its strong management team, and key staff additions that have also substantially strengthened the Avista Energy team. Despite this expected turnaround, Matthews said overall Avista Energy results for the year could be a negative 10 cents per share because of the February through May losses.

  "We believe the steps we have taken to improve and expand our national strategy are sound and, not withstanding the near term costs we are experiencing to implement it, our confidence in those actions will be born out throughout the remainder of the year and in the future," Matthews said.

  Avista Energy, Matthews reiterated, has significantly strengthened its management team and its marketing and trading group through the addition of new energy leadership in its Spokane, Houston and Boston offices. This addition of intellectual capital is a significant step in strengthening Avista Energy's position as a leading national energy company, he said. The second half of 1999 will also see the full integration of Vitol Gas & Electric into Avista Energy, the addition of a significant number of energy professionals to the Avista Energy team, the consolidation of back-office support, improvement in accounting and trading processes and personnel, and continued enhancements in risk management systems across the entire company.

  Avista Corp., a Fortune 500 company with annual revenues of more than $4 billion, is a diversified energy company with utility and subsidiary operations located throughout North America. Avista Corp. also operates Avista Capital, which owns all the company's non-regulated energy and non-energy businesses. Avista Capital

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companies include Avista Energy, Avista Energy Canada, Ltd., Avista Power,
Avista Advantage, Avista Labs, Avista Fiber, Avista Communications, Avista Development and Pentzer Corporation. Avista Corp.'s portfolio of businesses focuses on creating and delivering energy and information to homes and businesses throughout the United States and Canada. Avista Corp.'s stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at www.avistacorp.com.

    This news release contains forward-looking statements regarding the company's current expectations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year 1998 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.



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